GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2022 RESULTS
– Total Revenue Increased 32% over Prior Year Period to $41.3 million –
– Core Revenue Grew 37% over Prior Year Period to $36.5 million –
– Total Written Premium Increased 41% to $450.9 million –
– Total Franchises and Corporate Sales Headcount Grew 41% and 35%, Respectively –
– Policies in Force Growth of 39% over the Prior Year Period –

WESTLAKE, TEXAS - April 26, 2022 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights
•Total Revenues grew organically 32% over the prior-year period to $41.3 million in the in the first quarter of 2022
•First quarter Core Revenues* of $36.5 million increased 37%
•First quarter net loss of $5.4 million, Adjusted EBITDA* of $1.3 million, EPS loss of $(0.11) per share and adjusted EPS* of $0.04 per share
•Total written premiums placed for the first quarter increased 41% to $450.9 million
•Policies in force grew 39% from the prior-year period to approximately 1,097,000
•Corporate sales headcount of 490 was up 35% year-over-year
•Total franchises increased 41% compared to the prior-year period to 2,298; operating franchises grew 28% compared to the prior-year period to 1,268

*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We continue to deliver very strong and consistent growth in a macro environment that has remained challenging. In the first quarter we produced total and core revenue growth rates that exceeded fourth quarter 2021 levels, premium growth near the high end of our full year guidance range, solid headcount growth, and improved margin excluding contingents,” stated Mark E. Jones, Chairman and CEO. “I was very pleased to see meaningful sequential improvement in our franchise agent productivity versus the fourth quarter despite a tough comparison and more challenging real estate environment. Additionally, our overall renewal book continues to perform exceptionally well with client retention of 89% helping to drive our consistent growth. These results are a validation of our unique, resilient, and nimble platform. We were also very excited to have recently launched our first carrier for full quote to issue on the Digital Agent and expect to have others on the platform by the end of this year. We believe there is nothing like the Digital Agent shopping experience in the marketplace and we feel long term growth potential from this tool is outstanding. Our runway in the marketplace remains enormous and we are well positioned to deliver strong revenue and earnings growth for many years through varying economic cycles. I want to thank our people for their dedicated efforts in continuing to expand our sizable competitive moat as we deliver for our clients, business partners, and shareholders.”

First Quarter 2022 Results
For the first quarter of 2022, revenues were $41.3 million, an increase of 32% compared to the corresponding period in 2021. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $36.5 million, a 37% increase from $26.7 million in the prior year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in the number of corporate agents and operating franchises, productivity improvements as these agents mature in our system, and strong client retention of 89%. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 41% in the first quarter.

Total operating expenses, excluding equity-based compensation and depreciation and amortization, for the first quarter of 2022 were $40.0 million, up 38% from $29.1 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to ongoing investments in our corporate agents, agent support team, service agents, and information systems developers. Equity based compensation increased to $5.8 million for the period, compared to $1.9 million a year ago. The change in this non-cash item relates to the Black-Scholes valuation of newly issued options, which takes into account stock price on the grant date and historical volatility, among other inputs. General and Administrative expenses are also higher versus a year ago due to increased real estate costs related to office openings through 2021, higher marketing expenses, and expense related to our agent conference Ascend which was not held in 2021 due to Covid.

Net loss for the first quarter of 2022 was $5.4 million, with the decrease due to higher non-cash stock compensation expense and lower contingent revenue. Net loss attributable to Goosehead Insurance, Inc. for the first quarter of 2022 was $2.3 million, or $(0.11) per basic diluted share. Total Adjusted EBITDA was $1.3 million for the first quarter of 2022. Adjusted EPS for the first quarter of 2022, which excludes equity-based compensation, was $0.04 per share.

Liquidity and Capital Resources

As of March 31, 2022, the Company had cash and cash equivalents of $21.7 million. We had an unused line of credit of $24.8 million as of March 31, 2022. Total outstanding term note payable balance was $98.1 million as of March 31, 2022.

2022 Outlook
The Company reiterates our prior outlook for full year 2022 is as follows:
•Total written premiums placed for 2022 are expected to be between $2.086 billion and $2.215 billion, representing organic growth of 34% on the low end of the range to 42% on the high end of the range.
•Total revenues for 2022 are expected to be between $197 million and $212 million, representing organic growth of 30% on the low end of the range to 40% on the high end of the range, driven by high levels of Core Revenue growth and historically average contingent commissions.
•After a year of historical investments in people, technology, and real estate, Adjusted EBITDA margin is expected to expand for the full year 2022.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 15 corporate sales offices and over 2,298 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Commissions and agency fees	$20,009	$17,534
Franchise revenues	20,950	13,433
Interest income	319	261
Total revenues	41,278	31,228
Operating Expenses:
Employee compensation and benefits	31,484	21,309
General and administrative expenses	13,524	9,274
Bad debts	796	447
Depreciation and amortization	1,576	1,000
Total operating expenses	47,380	32,030
Loss from operations	(6,102)	(802)
Other Income (Expense):
Other income	—	20
Interest expense	(883)	(601)
Loss before taxes	(6,985)	(1,383)
Tax benefit	(1,602)	(294)
Net loss	(5,383)	(1,089)
Less: net loss attributable to non-controlling interests	(3,126)	(693)
Net loss attributable to Goosehead Insurance, Inc.	$(2,257)	$(396)
Earnings per share:
Basic	$(0.11)	$(0.02)
Diluted	$(0.11)	$(0.02)
Weighted average shares of Class A common stock outstanding
Basic	20,240	18,375
Diluted	20,240	18,375

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Core Revenue:
Renewal Commissions(1)	10,207	7,757
Renewal Royalty Fees(2)	14,002	8,746
New Business Commissions(1)	5,367	4,616
New Business Royalty Fees(2)	4,292	3,157
Agency Fees(1)	2,637	2,424
Total Core Revenue	36,505	26,700
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,296	1,432
Interest Income	319	261
Total Cost Recovery Revenue	2,615	1,693
Ancillary Revenue:
Contingent Commissions(1)	1,798	2,737
Other Income(2)	360	98
Total Ancillary Revenue	2,158	2,835
Total Revenues	41,278	31,228
Operating Expenses:
Employee compensation and benefits	31,484	21,309
General and administrative expenses	13,524	9,274
Bad debts	796	447
Depreciation and amortization	1,576	1,000
Total operating expenses	47,380	32,030
Loss from operations	(6,102)	(802)
Other Income (expense):
Other income	—	20
Interest expense	(883)	(601)
Loss before taxes	(6,985)	(1,383)
Tax benefit	(1,602)	(294)
Net loss	(5,383)	(1,089)
Less: net loss attributable to non-controlling interests	(3,126)	(693)
Net loss attributable to Goosehead Insurance Inc.	(2,257)	(396)

Earnings per share:
Basic	(0.11)	(0.02)
Diluted	(0.11)	(0.02)
Weighted average shares of Class A common stock outstanding
Basic	20,240	18,375
Diluted	20,240	18,375

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2022 and 2021.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2022 and 2021.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$21,712	$28,526
Restricted cash	967	1,953
Commissions and agency fees receivable, net	8,804	12,056
Receivable from franchisees, net	252	493
Prepaid expenses	10,458	4,785
Total current assets	42,193	47,813
Receivable from franchisees, net of current portion	31,537	29,180
Property and equipment, net of accumulated depreciation	25,257	24,933
Right-of-use asset	37,421	32,656
Intangible assets, net of accumulated amortization	3,399	2,798
Deferred income taxes, net	128,977	125,676
Other assets	5,962	4,742
Total assets	$274,746	$267,798
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$6,742	$10,502
Premiums payable	967	1,953
Lease liability	5,634	4,893
Contract liabilities	6,214	6,054
Note payable	5,000	4,375
Total current liabilities	24,557	27,777
Lease liability, net of current portion	52,363	47,335
Note payable, net of current portion	117,167	118,361
Contract liabilities, net of current portion	45,362	42,554
Liabilities under tax receivable agreement, net of current portion	103,194	100,959
Total liabilities	342,643	336,986
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 20,321 shares issued and outstanding as of March 31, 2022, 20,198 shares issued and outstanding as of December 31, 2021	201	200
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 16,808 issued and outstanding as of March 31, 2022, 16,909 shares issued and outstanding as of December 31, 2021	169	170
Additional paid in capital	52,589	46,281
Accumulated deficit	(63,406)	(60,671)
Total stockholders' equity	(10,447)	(14,020)
Non-controlling interests	(57,450)	(55,168)
Total equity	(67,897)	(69,188)
Total liabilities and equity	$274,746	$267,798
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended March 31, 2022 and 2021 (in thousands):

	Three Months Ended March 31,
	2022	2021
Total Revenues	$41,278	$31,228

Core Revenue:
Renewal Commissions(1)	$10,207	$7,757
Renewal Royalty Fees(2)	14,002	8,746
New Business Commissions(1)	5,367	4,616
New Business Royalty Fees(2)	4,292	3,157
Agency Fees(1)	2,637	2,424
Total Core Revenue	36,505	26,700
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,296	1,432
Interest Income	319	261
Total Cost Recovery Revenue	2,615	1,693
Ancillary Revenue:
Contingent Commissions(1)	1,798	2,737
Other Income(2)	360	98
Total Ancillary Revenue	2,158	2,835
Total Revenues	$41,278	$31,228
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended March 31, 2022 and 2021 (in thousands):

	Three Months Ended March 31,
	2022	2021
Net loss	$(5,383)	$(1,089)
Interest expense	883	601
Depreciation and amortization	1,576	1,000
Tax benefit	(1,602)	(294)
Equity-based compensation	5,788	1,941
Other income	—	(20)
Adjusted EBITDA	$1,262	$2,139
Adjusted EBITDA Margin(1)	3%	7%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($1,262/$41,278), and ($2,139/$31,228) for the three months ended March 31, 2022 and 2021, respectively.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2022 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2022	2021
Earnings per share - basic (GAAP)	$(0.11)	$(0.02)
Add: equity-based compensation(1)	0.16	0.05
Adjusted EPS (non-GAAP)	$0.04	$0.03
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$5.8 million/(20.2 million + 16.9 million)] for the three months ended March 31, 2022 and [$1.9 million/ (18.4 million + 18.4 million)] for the three months ended March 31, 2021.

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2022	December 31, 2021	March 31, 2021
Corporate sales agents < 1 year tenured	297	293	200
Corporate sales agents > 1 year tenured	193	213	163
Operating franchises < 1 year tenured (TX)	62	57	47
Operating franchises > 1 year tenured (TX)	224	214	192
Operating franchises < 1 year tenured (Non-TX)	321	333	313
Operating franchises > 1 year tenured (Non-TX)	661	594	435
Policies in Force	1,097,000	1,011,000	788,000
Client Retention	89%	89%	88%
Premium Retention	94%	93%	90%
QTD Written Premium (in thousands)	$450,911	$407,291	$318,895
Net Promoter Score ("NPS")	91	91	92